As filed with the Securities and Exchange Commission on March 31, 2008

Investment Company Act File No. 811-09735

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 10	☒
(Check appropriate box or boxes)

MASTER FOCUS GROWTH LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway
Wilmington, Delaware 19809

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (800) 841-7762

Donald C. Burke

Master Focus Growth LLC

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:

Counsel for the Fund: Joel H. Goldberg, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099	Howard B. Surloff, Esq. BlackRock Advisors, LLC 100 Bellevue Parkway Wilmington, Delaware 19809

EXPLANATORY NOTE

This Registration Statement has been filed by Master Focus Growth LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

Master Focus Growth LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (Securities Act File No. 333-89775 and Investment Company Act File No. 811-09651) of BlackRock Focus Growth Fund, Inc. (the “Fund”), as filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2008, and as amended from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of the Fund.

To date, the Fund invests all of its assets in interests in the Master LLC. The Fund is the only feeder fund that currently invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

i

PART A

March 31, 2008

MASTER FOCUS GROWTH LLC

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objective, Principal Investment Strategies and Related Risks.

(a) Investment Objective.

The Master LLC’s investment objective is long-term capital appreciation.

(b) Implementation of Investment Objective.

Outlined below are the main strategies the Master LLC uses in seeking to achieve its objective.

The Master LLC tries to achieve its investment objective by investing primarily in common stock of approximately 20 to 30 companies that Master LLC management believes have strong earnings and revenue growth and capital appreciation potential (also known as “aggressive growth companies”). Companies are selected through a process of both top-down macro-economic analysis of economic and business conditions, and bottom-up analysis of the business fundamentals of individual companies. The Master LLC will emphasize common stock of companies with mid to large stock market capitalizations; however, the Master LLC also may invest in the common stock of small companies. The stocks are selected from a universe of companies that Master LLC management believes have above average growth potential. Master LLC management will make investment decisions based on judgments regarding several valuation parameters relative to anticipated rates of growth in earnings and potential rates of return on equity.

The Master LLC generally invests at least 65% of its total assets in equity securities. Normally, the Master LLC will invest in the common stocks of not less than 20 companies. The Master LLC may invest without limitation in the securities of foreign companies in the form of American Depositary Receipts (“ADRs”).

Other Strategies. In addition to the main strategies outlined above, the Master LLC may also use certain other investment strategies.

Although the Master LLC emphasizes investment in common stocks, it may also invest in other equity securities including, but not limited to, the following:

•	Securities convertible into common stock

•	Preferred stock

•	Rights and warrants to subscribe to common stock

In addition, the Master LLC may invest up to 20% of its total assets in securities of foreign companies, including European Depositary Receipts (“EDRs”) or other securities convertible into securities of foreign companies.

The Master LLC may also lend its portfolio securities and may invest uninvested cash balances in affiliated money market funds.

The Master LLC may invest in investment grade, non-convertible debt securities, illiquid securities, and U.S. Government securities of any maturity, although it typically will not do so to a significant extent. The Master LLC may invest in excess of 35% of its total assets in cash or U.S. dollar denominated high quality short-term debt instruments for temporary defensive purposes, to maintain liquidity or when economic or market conditions are unfavorable for profitable investing. Normally, a portion of the Master LLC’s assets will be held in these short-term instruments in anticipation of investment in equities or to meet redemptions. These types of investments typically have a lower yield than other longer-term investments and lack the capital appreciation potential of equity securities. In addition, while these investments are generally designed to limit the Master LLC’s losses, they can prevent the Master LLC from achieving its investment objective.

The Master LLC may also invest in certain derivative securities. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), or an index such as the S&P 500 Index.

The Master LLC may engage in short sales either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Master LLC does not own declines in value. The Master LLC will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 5% of the value of its total assets. The Master LLC may also make short sales “against the box” without being subject to such limitations. In this type of short sale, at the time of the sale, the Master LLC owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

(c) Risks

Set forth below is a summary discussion of the general risks of investing in the Master LLC. As with any fund, there can be no guarantee that the Master LLC will meet its objective, or that the Master LLC’s performance will be positive over any period of time. Investors may lose money investing in the Master LLC.

Market Risk — Market risk is the risk that the U.S. or foreign equity markets will go down in value, including the possibility that the U.S. or foreign equity markets will go down sharply and unpredictably. In particular, the equity securities purchased by the Master LLC may be particularly sensitive to changes in earnings or interest rate increases because they typically have higher price-earnings ratios. As a result, investors should expect more volatility and should expect that when markets decline, the Master LLC may underperform the market averages.

Selection Risk — Selection risk is the risk that the securities that Master LLC management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If Master LLC management’s expectations regarding particular stocks are not met, the Master LLC may not achieve its investment objective.

Sector Risk — Sector risk is the risk that the Master LLC’s concentration in the securities of companies in a specific market sector or industry will cause the Master LLC to be more exposed to the price movements of companies in and developments affecting that sector than a more broadly diversified fund. To the extent that the Master LLC invests primarily in one sector or industry, there is the risk that the Master LLC will perform poorly during a downturn in that sector or industry.

Growth Investing Style Risk — The Master LLC follows an investing style that favors aggressive growth investments. Historically, growth investments, including aggressive growth investments, have performed best during the later stages of economic expansion. Therefore, the aggressive growth investing style may over time go in and out of favor. At times when the aggressive growth investing style used is out of favor, the Master LLC may underperform other equity funds that use different investing styles.

Non-Diversification Risk — The Master LLC is a non-diversified fund that invests in a limited number of companies in order to seek to achieve a potentially greater return. Because the Master LLC invests in securities of a smaller number of issuers, the Master LLC’s volatility risk is increased because the risks associated with and developments affecting an individual issuer have a greater impact on the Master LLC’s performance.

Mid Cap Securities — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

Depositary Receipts — The Master LLC may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Master LLC may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

The Master LLC may also be subject to certain other risks associated with its investments and investment strategies, including:

Convertible Securities — Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Warrants — A warrant gives the Master LLC the right to buy stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The Master LLC has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Master LLC is able to exercise it or sell it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Master LLC loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

Foreign Securities Risk – The Master LLC may invest in issuers located in countries other than the United States. This may expose the Master LLC to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of non-U.S. securities transactions are often higher than those of U.S. transactions

•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States

•	Foreign holdings may be adversely affected by foreign governmental action

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

•	The economies of certain countries may compare unfavorably with the U.S. economy

•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

Illiquid Securities — The Master LLC may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Master LLC buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Master LLC may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Master LLC may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Master LLC management receives material nonpublic information about the issuer, the Master LLC may as a result be unable to sell the securities.

Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Debt Securities — Debt securities, such as bonds, involve credit risk. Credit risk is the risk that the borrower will not make timely payments of principal and interest. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Master LLC’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities. Debt securities are also subject to interest rate risk. Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Securities Lending — The Master LLC may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master LLC may lose money and there may be a delay in recovering the loaned securities. The Master LLC could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Master LLC.

Repurchase Agreements, Purchase and Sale Contracts — The Master LLC may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period. If a repurchase agreement or purchase and sale contract is not denominated in U.S. dollars, the Master LLC’s return may be affected by currency fluctuations. If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Master LLC may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Master LLC may lose money.

Derivatives — The Master LLC may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Master LLC to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Master LLC.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Master LLC may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Master LLC uses a derivative to offset the risks associated with other Master LLC holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Master LLC or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Master LLC, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Master LLC’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Master LLC is not required to use hedging and may choose not to do so.

Because the Master LLC may use derivatives to seek to enhance returns, its investments will expose the Master LLC to the risks outlined above to a greater extent than if the Master LLC used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

Short Sales – Because making short sales in securities that it does not own exposes the Master LLC to the risks associated with those securities, such short sales involve speculative exposure risk. The Master LLC will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Master LLC replaces the borrowed security. The Master LLC will realize a gain if the security declines in price between those dates. As a result, if the Master LLC makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Master LLC will be able to close out a short sale position at any particular time or at an acceptable price. Although the Master LLC’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Master LLC may also pay transaction costs and borrowing fees in connection with short sales.

Borrowing and Leverage Risk — The Master LLC may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Master LLC shares and in the return on the Master LLC’s portfolio. Borrowing will cost the Master LLC interest expense and other fees. The costs of borrowing may reduce the Master LLC’s return. Certain derivative securities that the Master LLC may buy or other techniques that the Master LLC may use may create leverage, including, but not limited to, when-issued securities, forward commitments and futures contracts and options.

Investment in Other Investment Companies — The Master LLC may invest in other investment companies, including exchange traded funds. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Master LLC acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Master LLC (including management and advisory fees) and, indirectly, the expenses of the investment companies.

High Portfolio Turnover — High portfolio turnover (more than 100%) may result in increased transaction costs to the Master LLC, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Master LLC portfolio securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. These effects of higher than normal portfolio turnover may adversely affect Master LLC performance.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 5. Management, Organization and Capital Structure.

(a)(1) Manager

BlackRock Advisors, LLC, the Master LLC’s Manager, manages the Master LLC’s investments and its business operations subject to the oversight of the Master LLC’s Board of Directors. While the Manager is ultimately responsible for the management of the Fund, it is able to draw upon the research and expertise of its asset management affiliates in making its portfolio decisions and management with respect to certain portfolio securities. The Manager is a wholly owned subsidiary of BlackRock, Inc.

The Master LLC has entered into a management agreement (the “Management Agreement”) with the Manager under which the Manager receives a monthly fee at the annual rate of 0.60% of the average daily net assets of the Master LLC. The Manager has contractually agreed to waive a portion of its management fee equal to 0.20% of the Master LLC’s average daily net assets. For the fiscal year ended November 30, 2007, the Manager received a fee, net of the contractual waiver, at the annual rate of 0.40% of the Master LLC’s average daily net assets.

The Manager has a subadvisory agreement with BlackRock Investment Management, LLC (the “Sub-Adviser”), an affiliate of the Manager, under which the Manager pays the Sub-Adviser for services it provides a monthly fee at an annual rate equal to a percentage of the management fee paid to the Manager under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of the Master LLC’s portfolio.

A discussion of the basis for the Board of Directors’ approval of the management agreement with the Manager and the sub-advisory agreement between the Manager and the Sub-Adviser is included in the Master LLC’s annual shareholder report for the fiscal year ended November 30, 2006.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock, Inc., The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively with BlackRock, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master LLC and its investors. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Master LLC. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLC. One or more Affiliates act or may act as an investor, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and/or principal, and have other direct and indirect interests in securities, currencies and other instruments in which the Master LLC directly and indirectly invests. Thus, it is likely that the Master LLC will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and trusts that have investment objectives similar to those of the Master LLC and/or that engage in and compete for transactions in the same types of securities, currencies and instruments as the Master LLC. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master LLC and may result in an Affiliate having positions that are adverse to those of the Master LLC. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master LLC. As a result, an Affiliate may compete with the Master LLC for appropriate investment opportunities. The results of the Master LLC’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master LLC could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Master LLC may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or an Affiliate-advised client may adversely impact the Master LLC. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master LLC. The Master LLC’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, the Master LLC may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master LLC also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master LLC or who engage in transactions with or for the Master LLC and may receive compensation for such services. The Master LLC may also make brokerage and other payments to an Affiliates in connection with the Master LLC’s portfolio investment transactions.

Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC has retained an Affiliate of BlackRock to serve as the securities lending agent for the Master LLC to the extent that the Master LLC participates in the securities lending program. For these services, the lending agent may receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.

The activities of BlackRock and its Affiliates may give rise to other conflicts of interest that could disadvantage the Master LLC and its investors. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

(a)(2) Portfolio Manager(s).

Thomas E. Burke is the Master LLC’s portfolio manager and is primarily responsible for the day-to-day management of the Master LLC’s portfolio and the selection of its investments. He has been the Master LLC’s senior portfolio manager since 2006 and was the associate portfolio manager of the Master LLC from 2005 to 2006. Mr. Burke is a Managing Director of and portfolio manager with BlackRock. Prior to joining BlackRock in 2006, Mr. Burke was a Director of Merrill Lynch Investment Managers, L.P. (“MLIM”), from 1998 to 2006 and has been a portfolio manager with BlackRock or MLIM since 1998.

For more information about the portfolio manager’s compensation, other accounts he manages and his ownership of Master LLC shares, please see Part B of this Registration Statement.

(b) Capital Stock.

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.

Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 6 herein.

Item 6. Shareholder Information.

(a) Pricing of Interests in the Master LLC

The aggregate net asset value of the Master LLC is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Foreign securities owned by the Master LLC may trade on weekends or other days when the Master LLC does not price its interests. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. As a result, the Master LLC’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Master LLC. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of a Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.

The Master LLC may invest in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Master LLC are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the Exchange. The Master LLC values fixed income portfolio securities using market prices provided by an independent pricing service approved by the Master LLC’s Board of Directors. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Master LLC’s net asset value. If market quotations are not readily available or, in the Manager’s judgment, do not accurately reflect fair value for a security or if a security’s value has been materially affected by events occurring after the close of the market on which the security is principally traded, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the Master LLC’s independent pricing service using a matrix pricing system or other methodologies approved by the Directors or by the Manager’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.

The Board has adopted valuation procedures for the Master LLC and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect the Master LLC’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Master LLC. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

If, after the close of the principal market on which a security held by the Master LLC is traded and before the time as of which the Master LLC’s net asset value is calculated that day, a significant event occurs that the Manager determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Manager will use its best judgment to determine a fair value for that security. The Manager believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the Master LLC may use adjusted foreign securities prices provided by an independent pricing service approved by the Board of Directors to take such volatility into account.

The Master LLC’s use of fair value pricing is designed to ensure that the Master LLC’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Master LLC on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of the aggregate net asset value of the Master LLC.

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(d) Dividends and Distributions

Not applicable.

(e) Frequent Purchase and Redemption of Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account — How to Buy, Sell, Transfer and Exchange Shares — Short Term Trading” in Part A of the BlackRock Registration Statement for more information.

(f) Tax Consequences.

The Master LLC intends to operate as a partnership for Federal income tax purposes. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of the Master LLC as a partnership or disregarded entity, a Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 7. Distribution Arrangements.

(a) Sales Loads.

Not applicable.

(b) 12b-1 Fees.

Not applicable.

(c) Multiple Class and Master Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “Master/Feeder Structure.”

PART B

March 31, 2008

MASTER FOCUS GROWTH LLC

Item 9. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Focus Growth LLC (the “Master LLC”), dated March 31, 2008, as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (Securities Act File No. 333-89775 and Investment Company Act File No. 811-09651) of BlackRock Focus Growth Fund, Inc. (the “Fund”), as filed with the Securities and Exchange Commission on March 28, 2008 and as amended from time to time (the “BlackRock Registration Statement”). This Registration Statement should be read in conjunction with the BlackRock Registration Statement. Part A of the BlackRock Registration Statement includes the prospectus of the Fund. Part B of the BlackRock Registration Statement includes the Statement of Additional Information of the Fund.

The Master LLC is part of a “master/feeder” structure. The Fund invests all of its assets in interests in the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC from time to time are referred to herein as “Feeder Funds.”

Item 10. Master LLC History.

The Master LLC is an open-end investment company that was organized on October 25, 1999 as a statutory trust under the laws of the State of Delaware and was originally named Master Focus Twenty Trust. Effective June 15, 2007, the statutory trust was converted to a Delaware limited liability company and was renamed Master Focus Twenty LLC. Effective December 17, 2007, the Master LLC changed its name to Master Focus Growth LLC.

Item 11. Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master LLC, the types of securities purchased by the Master LLC, the investment techniques used by the Master LLC, and certain risks relating thereto, as well as other information relating to the Master LLC’s investment programs, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.

Item 12. Management of the Master LLC.

(a) Management Information.

The Board of Directors of the Master LLC consists of fifteen individuals, twelve of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The Directors are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Manager or its affiliates (“BlackRock-advised funds”) and any public directorships.

Name, Address and Year of Birth	Position(s) Held with Master LLC	Length of Time Served as a Director(b)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships

Non-Interested Directors(a)

James H. Bodurtha 40 East 52nd Street New York, NY 10022 1944(c)	Director	1999 to present	Director, The China Business Group, Inc. (consulting firm) since 1996 and formerly Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980.	37 Funds 101 Portfolios	None

Bruce R. Bond 40 East 52nd Street New York, NY 10022 1946	Director	2007 to present

Formerly Trustee and Member of the Governance Committee, State Street Research Mutual Funds from 1997 to 2005; Formerly Board Member of Governance, Audit and Finance Committee, Avaya Inc. (computer equipment) from 2003 to 2007.

				37 Funds 101 Portfolios	None

Donald W. Burton 40 East 52nd Street New York, NY 10022 1944	Director	2007 to present

Managing General Partner, The Burton Partnership, LP (an investment partnership) since 1979; Managing General Partner, The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration from 2001 to 2007.

				37 Funds 101 Portfolios	Knology, Inc. (telecommuni-cations); Capital Southwest (financial)

Honorable Stuart E. Eizenstat 40 East 52nd Street New York, NY 10022 1943(d)	Director	2007 to present

Partner and Head of International Practice, Covington and Burling (law firm) since 2001; International Advisory Board Member, The Coca Cola Company since 2002; Advisory Board Member BT Americas (telecommunications) since 2004; Member of the Board of Directors, Chicago Climate Exchange (environmental) since 2006; Member of the International Advisory Board GML (energy) since 2003.

				37 Funds 101 Portfolios	UPS Corporation (delivery service)

Kenneth A. Froot 40 East 52nd Street New York, NY 10022 1957	Director	2005 to present	Professor, Harvard University since 1992.	37 Funds 101 Portfolios	None

Robert M. Hernandez 40 East 52nd Street New York, NY 10022 1944(e)	Director	2007 to present	Formerly Director, Vice Chairman and Chief Financial Officer of USX Corporation (energy and steel business) from 1991 to 2001.	37 Funds 101 Portfolios	ACE Limited (insurance company); Eastman Chemical Company (chemical); RTI International Metals, Inc. (metals); TYCO Electronics (electronics)

B-3

Name, Address and Year of Birth	Position(s) Held with Master LLC	Length of Time Served as a Director(b)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships

John F. O’Brien 40 East 52nd Street New York, NY 10022 1943	Director	2007 to present

Trustee, Woods Hole Oceanographic Institute since 2003; Formerly Director, Allmerica Financial Corporation from 1995 to 2003; Formerly Director, ABIOMED from 1989 to 2006; Formerly Director, Ameresco, Inc. (energy solutions company) from 2006 to 2007.

				37 Funds 101 Portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)

Roberta Cooper Ramo 40 East 52nd Street New York, NY 10022 1942	Director	1999 to present

Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. (law firm) since 1993; Chairman of the Board, Cooper’s Inc., (retail) since 2000; Director of ECMC Group (service provider to students, schools and lenders) since 2001; President Elect, The American Law Institute, (non-profit), 2007; Formerly President, American Bar Association from 1995 to 1996.

				37 Funds 101 Portfolios	None

Jean Margo Reid 40 East 52nd Street New York, NY 10022 1945	Director	2004 to present

Self-employed consultant since 2001; Director and Secretary, SCB, Inc. (holding company) since 1998; Director and Secretary, SCB Partners, Inc. (holding company) since 2000; Formerly Director, Covenant House (non-profit) from 2001 to 2004.

				37 Funds 101 Portfolios	None

David H. Walsh 40 East 52nd Street New York, NY 10022 1941(f)	Director	2007 to present

Director, National Museum of Wildlife Art since 2007; Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming since 2006; Director, The American Museum of Fly Fishing since 1997; Formerly Consultant with Putnam Investments from 1993 to 2003; Formerly Director, The National Audubon Society from 1998 to 2005.

				37 Funds 101 Portfolios	None

Fred G. Weiss 40 East 52nd Street New York, NY 10022 1941(g)	Director	2007 to present

Managing Director, FGW Associates (consulting and investment company) since 1997; Director, Michael J. Fox Foundation for Parkinson's Research since 2000; Formerly Director of BTG International Plc (a global technology commercialization company) from 2001 to 2007.

				37 Funds 101 Portfolios	Watson Pharmaceutical Inc.

Richard R. West 40 East 52nd Street New York, NY 10022 1938	Director	1986 to present	Dean Emeritus, New York University's Leonard N. Stern School of Business Administration since 1995.	37 Funds 101 Portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate company); Alexander’s Inc. (real estate company)

B-4

Name, Address and Year of Birth	Position(s) Held with Master LLC	Length of Time Served as a Director(b)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships

Interested Directors (h)

Richard S. Davis 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present

Managing Director, BlackRock, Inc. since 2005; Formerly Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Formerly Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Formerly Chairman, SSR Realty from 2000 to 2004.

				185 Funds 292 Portfolios	None

Laurence D. Fink 40 East 52nd Street New York, NY 10022 1952	Director	2007 to present

Chairman and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988 and Chairman of the Executive and Management Committees; Formerly Managing Director, The First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group; Chairman of the Board of several of BlackRock’s alternative investment vehicles; Director of several of BlackRock’s offshore funds; Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees; Co-Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee; Trustee, The Boys’ Club of New York.

				37 Funds 101 Portfolios	None

Henry Gabbay 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present

Consultant, BlackRock, Inc. since 2007; Formerly Managing Director, BlackRock, Inc. from 1989 to 2007; Formerly Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; Formerly President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.

				184 Funds 291 Portfolios	None

(a)	Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
(b)	Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. (“BlackRock”) in September 2006, the various legacy MLIM and legacy BlackRock Fund boards were realigned and consolidated into three new Fund boards in 2007. As a result, although the chart shows certain directors as joining the Fund’s board in 2007, those directors first became a member of the board of directors of other legacy MLIM or legacy BlackRock Funds as follows: Bruce R. Bond, 2005; Donald W. Burton, 2002; Honorable Stuart E. Eizenstat, 2001; Robert M. Hernandez, 1996; John F. O’Brien, 2004; David H. Walsh, 2003; and Fred G. Weiss, 1998.
(c)	Chairman of the Compliance Committee.
(d)	Chairman of the Governance and Nominating Committee.
(e)	Chairman of the Board of Directors.
(f)	Chairman of the Performance Oversight Committee.
(g)	Vice-Chairman of the Board of Directors and Chairman of the Audit Committee.
(h)	Messrs. Davis, Fink and Gabbay are all “interested persons,” as defined in the Investment Company Act, of the Fund/Master LLC based on their positions with BlackRock, Inc. and its affiliates.

B-5

Certain biographical and other information relating to the officers of the Master LLC are set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Fund Officers (a)

Donald C. Burke 40 East 52nd Street New York, NY 10022 1960	Fund President and Chief Executive Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006; First Vice President thereof from 1997 to 2005; Treasurer thereof from 1999 to 2006 and Vice President thereof from 1990 to 1997.	195 registered investment companies consisting of 302 portfolios	None

Anne F. Ackerley 40 East 52nd Street New York, NY 10022 1962	Vice President	2007 to present	Managing Director of BlackRock, Inc. since 2000 and First Vice President and Chief Operating Officer of Mergers and Acquisitions Group from 1997 to 2000; First Vice President and Chief Operating Officer of Public Finance Group thereof from 1995 to 1997; First Vice President of Emerging Markets Fixed Income Research of Merrill Lynch & Co., Inc. from 1994 to 1995.	185 registered investment companies consisting of 292 portfolios	None

Neal J. Andrews 40 East 52nd Street New York, NY 10022 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration at PFPC Inc. from 1992 to 2006.	185 registered investment companies consisting of 292 portfolios	None

Jay M. Fife 40 East 52nd Street New York, NY 10022 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Formerly Assistant Treasurer of the MLIM/FAM advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	185 registered investment companies consisting of 292 portfolios	None

Brian P. Kindelan 40 East 52nd Street New York, NY 10022 1959	Chief Compliance Officer	2007 to present	Chief Compliance Officer of the Funds since 2007; Managing Director and Senior Counsel thereof since 2005; Director and Senior Counsel of BlackRock Advisors, Inc. from 2001 to 2004 and Vice President and Senior Counsel thereof from 1998 to 2000; Senior Counsel of The PNC Bank Corp. from 1995 to 1998.	185 registered investment companies consisting of 292 portfolios	None

Howard Surloff 40 East 52nd Street New York, NY 10022 1965	Secretary	2007 to present	Managing Director of BlackRock, Inc. and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; Formerly General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	185 registered investment companies consisting of 292 portfolios	None

(a)	Officers of the Master LLC serve at the pleasure of the Board of Directors.

(b) Board of Directors.

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee and a Performance Oversight Committee.

The members of the Audit Committee (the “Audit Committee”) are Fred G. Weiss (Chair), Robert M. Hernandez and Richard R. West, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditors any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Master LLC’s investments; and (8) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended November 30, 2007, the newly constituted Audit Committee met once.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Stuart Eizenstat (Chair), Robert M. Hernandez, Fred G. Weiss and Richard R. West, all of whom are non-interested Directors. The principal responsibilities of the Nominating Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended November 30, 2007, the newly constituted Governance Committee met once.

The members of the Compliance Committee are James H. Bodurtha (Chair), Bruce R. Bond, Roberta Cooper Ramo and Jean Margo Reid, all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the Master LLC-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended November 30, 2007, the newly constituted Compliance Committee met once.

The members of the Performance Oversight Committee are David H. Walsh (Chair), Donald W. Burton, Kenneth A. Froot and John O’Brien, all of whom are non-interested Directors, and Richard S. Davis, who serves as an interested Director. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agreed upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended November 30, 2007, the newly constituted Performance Oversight Committee met once.

Prior to November 1, 2007, the Board then in office had two standing committees, an Audit Committee and a Nominating Committee, each of which consisted of all of the non-interested Directors. During the fiscal year ended November 30, 2007, the Audit Committee then in office met three times and the Nominating Committee then in office met once.

Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2007 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Master LLC (b)	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Directors:(a)
Richard S. Davis	None	over $100,000
Laurence D. Fink	None	over $100,000
Henry Gabbay	None	over $100,000
Non-Interested Directors:
James H. Bodurtha	$10,001-$50,000	over $100,000
Bruce R. Bond	None	over $100,000
Donald W. Burton	None	None
Stuart E. Eizenstat	None	$1-$10,000
Kenneth A. Froot	None	None
Robert M. Hernandez	None	over $100,000
John F. O’Brien	None	None
Roberta Cooper Ramo	None	over $100,000
Jean Margo Reid	None	over $100,000
David H. Walsh	None	over $100,000
Fred G. Weiss	None	over $100,000
Richard R. West	None	over $100,000

(a)	With the exception of Mr. Bodurtha, Mr. Froot, and Ms. Ramo, each of the Directors assumed office on November 1, 2007.
(b)	The Master LLC does not offer interests for sale to the public.

As of the date of this Part B, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests of the Master LLC. As of December 31, 2007, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of the Manager.

(c) Compensation

Each Director who is a non-Interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director to the BlackRock-advised Master LLCs, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chairman and Vice-Chairman of the Board of Directors are paid as compensation an additional annual retainer of $65,000 and $25,000, respectively, per year. The Chairmen of the Audit Committee, Compliance Committee, Governance and Nominating Committee, and Performance Oversight Committee are paid as compensation an additional annual retainer of $25,000, respectively.

The following table sets forth the compensation earned by the non-Interested Directors for the fiscal year ended November 30, 2007, and the aggregate compensation paid to them by all BlackRock-advised Master LLCs for the calendar year ended December 31, 2007.

Name(a)	Compensation from the Master LLC(g)	Estimated Annual Benefits Upon Retirements	Aggregate Compensation From the Master LLC and other BlackRock- Advised Funds
James H. Bodurtha(b)	$1,614	None	$296,014.50
Bruce R. Bond	None	None	$216,500.00
Donald W. Burton	None	None	$158,791.66
Stuart E. Eizenstat(c)	None	None	$216,916.67
Kenneth A. Froot	$1,539	None	$250,135.87
Robert M. Hernandez(d)	None	None	$224,833.33
John F. O’Brien	None	None	$158,791.66
Roberta Cooper Ramo	$1,539	None	$250,135.87
Jean Margo Reid	None	None	$171,433.48
David H. Walsh(e)	None	None	$162,958.33
Fred G. Weiss(f)	None	None	$183,160.41
Richard R. West	None	None	$171,433.48

(a)	With the exception of Mr. Bodurtha, Mr. Froot and Ms. Ramo, each of the non-interested Directors assumed office on November 1, 2007. For the number of BlackRock-advised Master LLCs from which each Director receives compensation see the Biographical Information Chart beginning on page I-5.
(b)	Chairman of the Compliance Committee.
(c)	Chairman of the Governance and Nominating Committee.
(d)	Chairman of the Board of Directors.
(e)	Chairman of the Performance Oversight Committee.
(f)	Vice Chairman of the Board of Directors and Chairman of the Audit Committee.
(g)	For the fiscal year ended November 30, 2007, the Master LLC paid aggregate compensation of $9,384 to all the Directors then holding such office.

Mr. Kindelan assumed office as Chief Compliance Officer and Anti-Money Laundering Compliance Officer on November 1, 2007. From November 1, 2007 through the fiscal year ended November 30, 2007 Mr. Kindelan received $7.94 in compensation from the Master LLC.

(d) Sales Loads.

Not Applicable

(e) Code of Ethics.

The Master LLC, the Feeder Fund, the Manager, the Sub-Adviser, and each Distributor each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f) Proxy Voting Policies.

Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

Item 13. Control Persons and Principal Holders of Securities.

As of the date of this Part B, the Fund owns 100% of the Master LLC’s outstanding interests and is the controlling shareholder of the Master LLC.

All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.

Item 14. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A.

Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statement
Item 14(a)	Part B - Part I: Management and Advisory Arrangements(a) Part B - Part II: Management and Other Service Arrangements(b)
Item 14(c)	Part B - Part I: Management and Advisory Arrangements(a) Part B - Part II: Management and Other Service Arrangements(b)
Item 14(d)	Part B - Part I: Management and Advisory Arrangements(a)
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A — Back Cover Part B: Management and Other Service Arrangements(b)

(a)	Excluding the subsection entitled “Transfer Agency Services.”
(b)	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania, 19406, and FAM Distributors, Inc. (“FAMD”), 100 Bellevue Parkway, Wilmington, Delaware 19809, each an affiliate of the Manager, each act as placement agent for the Master LLC pursuant to separate placement agent agreements (the “Placement Agent Agreements”). Under the Placement Agent Agreements, BDI and FAMD receive no compensation for acting as placement agents for the Master LLC.

Item 15. Portfolio Manager(s).

Thomas E. Burke is the portfolio manger of the Master LLC. Information about the portfolio manager’s compensation, other accounts he manages and his ownership of Master LLC shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the BlackRock Registration Statement.

Item 16. Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the BlackRock Registration Statement.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Master LLC Limited Liability Company Agreement, the Directors are authorized to issue beneficial interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

The Master LLC is organized as a limited liability company under the laws of the State of Delaware. The Fund is entitled to vote in proportion to its investment in the Master LLC. The Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.

        Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The aggregate net asset value of the Master LLC is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (the “Exchange”) on each day the Exchange is open for trading based upon prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the Exchange is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business on the Exchange or the next determination of the aggregate net asset value of the Master LLC.

Equity securities that are held by the Master LLC that are traded on stock exchanges or the NASDAQ Stock Market, Inc. are valued at the last sale price or official closing price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap Market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Master LLC. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Master LLC employs pricing services to provide certain securities prices for the Master LLC. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Master LLC, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Master LLC’s shares are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Master LLC’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by the Manager using a pricing service and/or procedures approved by the Master LLC’s Board of Directors.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations.

Not Applicable.

(c) Offering Price.

Not Applicable.

(d) Redemptions in Kind.

Not Applicable.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Shares.

Not Applicable.

Item 19. Taxation of the Master LLC.

The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of the Master LLC as a partnership or disregarded entity, each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Master LLC’s fiscal year end is November 30. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that an investor in the Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Fund. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Master LLC as they are taken into account by the Master LLC.

Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Fund. Special tax rules also will require the Master LLC to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master LLC’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Master LLC, i.e. the Feeder Fund, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Master LLC may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master LLC’s assets to be invested within various countries is not known.

The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, the Master LLC will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing feeder fund that is a RIC will be treated as owner of its proportionate shares of the Master LLC’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 20. Underwriters.

The exclusive placement agents for the Master LLC are FAMD and BDI (the “Placement Agents”), both affiliates of the Manager. Pursuant to the Placement Agency Agreements, the Master LLC agrees to pay a Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and a Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

Item 21. Calculation of Performance Data.

Not Applicable.

Item 22. Financial Statements.

The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2007 Annual Report of the Fund. You may request a copy of the Annual Report at no charge by calling between 8:00 a.m. and 6:00 p.m. Eastern time Monday through Friday.

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number	Description
1(a)	—Certificate of Trust, dated October 25, 1999.(a)
(b)	—Amended and Restated Declaration of Trust, dated December 7, 1999.(a)
(c)	—Certificate of Amendment to Certificate of Trust, dated November 5, 1999.(a)
(d)	—Limited Liability Company Agreement, dated June 15, 2007.*
(e)	—Certificate of Conversion Converting the Registrant to Master Focus Twenty LLC, dated June 15, 2007.*
(f)	—Certificate of Formation of the Registrant, dated June 15, 2007.*
(g)	—Certificate of Amendment to Certificate of Formation Changing the Registrant’s name to Master Focus Growth LLC, dated December 13, 2007.*
2	—Amended and Restated By-Laws of the Registrant, dated June 15, 2007.*
3	—Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4(a)	—Form of Management Agreement between the Registrant and BlackRock Advisors, LLC.(d)
(b)	—Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(d)
(c)	—Fee Waiver Agreement between the Registrant and BlackRock Advisors, LLC.(l)
(d)	—Form of Fee Waiver/Expense Reimbursement Agreement.(m)
5	—Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6	—None
7	—Form of Custody Agreement between the Registrant and The Bank of New York.(i)
8(a)	—Form of Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (e)
(b)(1)	—Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc. (“FAMD”).(d)
(b)(2)	—Form of Placement Agent Agreement between the Registrant and BlackRock Distributors, Inc. (“BDI”).(d)
(c)(1)	—Form of Subscription Agreement for the acquisition of interests in the Registrant.(f)
(c)(2)	—Form of Fee Waiver/Expense Reimbursement Agreement.(m)
(d)	—Form of Master-Feeder Participation Agreement.(c)
(e)	—Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(n)
(f)	—Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now BlackRock Investment Management, LLC), dated August 10, 2001.(j)
9	—Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10	—Not required pursuant to Form N-1A General Instructions B(2)(b)
11	—None
12	—Certificate of Merrill Lynch Focus Twenty Fund, Inc.(a)
13	—None
14	—None
15	—Code of Ethics. (g)
16	—Power of Attorney. (k)

*	Filed herewith.
(a)	Filed on December 21, 1999, as an Exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-09735) (the “Registration Statement”) under the Investment Company Act of 1940, as amended.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Limited Liability Company Agreement, filed as Exhibit 1(d) to the Registration Statement; the Certificate of Trust, as amended, filed as Exhibits 1(a) and 1(c) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.

(c)	Filed on March 27, 2001, as an Exhibit to Amendment No. 2 to the Registration Statement
(d)	Filed on October 6, 2006 as an Exhibit to Amendment No. 8 to the Registration Statement.
(e)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 21, 2006.
(f)	Filed on March 21, 2000, as an Exhibit to Amendment No. 1 to the Registration Statement.
(g)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-2 of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.
(h)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.
(i)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of The Asset Program, Inc. (File No. 33-53887), filed on March 21, 2002.
(j)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(k)	Incorporated by reference to Exhibit 99(a) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed November 15, 2007
(l)	Filed on March 29, 2005 as Exhibit 2 to Amendment No. 7 to the Registration Statement.
(m)	Incorporated by reference to Exhibit 8(c)(2) to Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on September 29, 2006.
(n)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Latin America Fund, Inc. (File No. 33-41622), filed on March 28, 2008.

Item 24. Persons Controlled by or Under Common Control with Registrant.

The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) (Exhibit 1(d) to this Registration Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or directors of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Company against any liability to the Company to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Company.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of the Manager.

See Item 5 in Part A and Item 14 in Part B of this Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of BlackRock Focus Twenty Fund, Inc. (File No. 333-89775).

Item 27. Principal Underwriters.

(a) FAMD and BDI act as the principal underwriters or the placement agents for each of the following open-end investment companies, including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Commodity Strategies Fund, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Growth Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Global Value Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, BlackRock Series Fund, Inc., BlackRock Technology Fund, Inc., BlackRock Value Opportunities Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc., BlackRock Mid Cap Value Opportunities Series, Inc., BlackRock Short-Term Bond Series, Inc., BlackRock International Value Trust, Master Value Opportunities LLC, Master Basic Value LLC, Master Focus Growth LLC, Short-Term Master LLC, Master Commodity Strategies LLC, Master Bond LLC, BlackRock Master LLC, Global Financial Services Master LLC, Master Large Cap Series LLC, Quantitative Master Series LLC and Master Institutional Money Market LLC. FAMD and BDI also act as the principal underwriters for the following closed-end registered investment companies: BlackRock Multi-Strategy Hedge Advantage, BlackRock Multi-Strategy Hedge Opportunities LLC, BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc.

BDI currently also acts as distributor for BlackRock Funds, BlackRock Liquidity Funds and BlackRock Bond Allocation Target Shares.

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Robert Zakem	President	None
Mitchell Cox	Director	None
Brian Hull	Director	None
John Fosina	Chief Financial Officer and Treasurer	None
Martin Byrne	Director	None
Adam Lantz	Secretary	None
Andrea Borton	Compliance Director	None

The following is a list of the directors and executive officers of BDI:

Name	Position(s) with Distributor
Thomas Deck	President; Chief Executive Officer
Michael Denofrio	Director
Nicholas Marsini	Director
Rita G. Adler	Chief Compliance Officer
John Munera	Anti-Money Laundering Officer
Jodi Jamison	Chief Legal Officer
Julie Bartos	Assistant Secretary; Assistant Clerk
Charlene Wilson	Treasurer; Chief Financial Officer; Financial & Operations Principal
Maria Schaffer	Assistant Treasurer; Controller
Bruno Di Stefano	Vice President
Susan K. Moscaritolo	Vice President, Secretary & Clerk
Jason Greim	Assistant Vice President
Carol Bommarito	Assistant Vice President

(c) Not applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 and FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to functions as placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey, 08536 (records relating to its functions as sub-adviser).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 5 of the Registrant’s Part A and Item 12 and Item 14 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on March 31, 2008.

MASTER FOCUS GROWTH LLC
(Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, President and Chief Executive Officer)

Exhibit Index

Exhibit Number		Description
1(d)	—	Limited Liability Company Agreement, dated June 15, 2007.
(e)	—	Certificate of Conversion Converting the Registrant to Master Focus Twenty LLC, dated June 15, 2007.
(f)	—	Certificate of Formation of the Registrant, dated June 15, 2007.
(g)	—	Certificate of Amendment to Certificate of Formation Changing the Registrant’s name to Master Focus Growth LLC, dated December 13, 2007.
2	—	Amended and restated By-Laws of the Registrant, dated June 15, 2007.